Exhibit 99.1

Contact: Investor Relations
804.289.9709	FOR IMMEDIATE RELEASE

Brink's Reports Improved Second-Quarter Results
2017 Guidance and 2019 Financial Targets Increased to Reflect Organic Growth and Acquisitions

RICHMOND, Va., July 26, 2017 – The Brink’s Company (NYSE:BCO), the global leader in cash management, secure logistics and security solutions, today announced results for the second quarter of 2017. Highlights include:

•	GAAP: Revenue up 9%, operating profit up 50%, margin up 160 bps to 6%, EPS $.28 vs $.01

•	Non-GAAP: Revenue up 6%, operating profit up 52%, margin up 240 bps to 7.9%, EPS up 64% ($.64 vs $.39)

•	Four acquisitions completed in 2017, another expected to close in fourth quarter
Doug Pertz, president and chief executive officer, said:  “The strong increase in our second-quarter results was driven by significant profit growth in North and South America, led by the U.S., Mexico, Brazil and Argentina. We’ve raised our full-year non-GAAP earnings guidance by $.40 to a range between $2.95 and $3.05 per share, reflecting our expectation of continued organic growth and a contribution of $.09 per share from acquisitions.
“We’re off to a good start in terms of executing on our three-year plan to drive substantial profit growth, both organically and through accretive acquisitions in our core markets. Thus far in 2017, we’ve completed four acquisitions, with the largest and most recent being our purchase of Maco in Argentina, which closed last week. In addition, our global 'breakthrough initiatives' to drive organic profit growth are beginning to ramp up, and are now expected to yield results that exceed our original strategic plan targets.
“Given our strong start to 2017, our confidence in continued organic growth, and the expected impact of recent acquisitions, we’ve raised our 2019 targets, which now include revenue of $3.6 billion, operating profit of $400 million, adjusted EBITDA of $560 million and earnings of $4.25 per share. We are clearly making progress in our efforts to improve operating leverage, and will continue to pursue synergistic acquisitions that drive additional growth and deliver superior value to our stakeholders.”
2017 Guidance(a)
(In $ millions, except EPS)

	2016 Actual	Prior Guidance	Organic	Acquisitions/ Dispositions	Currency	Current Guidance
GAAP
Revenues	$3,021	3,085	213	52	(76)	3,274
Operating Profit	185	253 – 263	70	10	(56)	277 – 287
EPS	$0.72	2.35 – 2.45	0.60	0.09	(0.70)	2.34 – 2.44
Non-GAAP
Revenues	$2,908	3,036	—	52	92	3,180
Operating Profit	212	235 – 245	20	10	5	270 – 280
Adjusted EBITDA	333	370 – 380	20	20	5	415 – 425
EPS	$2.24	2.55 – 2.65	0.26	0.09	0.05	2.95 – 3.05

(a)	See more detailed information on page 2.

Conference Call
Brink’s will host a conference call on July 26 at 8:30 a.m. ET to review second-quarter results.  Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international). Participants can pre-register at http://dpregister.com/10110216 to receive a direct dial-in number for the call. The call also will be accessible live via webcast on the Brink’s website (www.brinks.com). To access the webcast and related earnings material, click here. A replay of the call will be available through August 26, 2017, at 877-344-7529 (in the U.S.) or 412-317-0088 (international). The conference number 10110216. An archived version of the webcast will be available online in the Investor Relations section of www.brinks.com or by clicking here.

2017 Guidance (Unaudited)
(In millions except as noted)

	2016 GAAP	2016 Non-GAAP(a)	2017 GAAP Outlook(c)	Reconciling Items(a)	2017 Non-GAAP Outlook(a)
Revenues	$3,021	2,908	3,274	(94)	3,180
Operating profit (loss)	185	212	277 – 287	(7)	270 – 280
Nonoperating expense	(60)	(25)	(76) – (78)	48	(28) – (30)
Provision for income taxes	(79)	(69)	(72) – (75)	—	(85) – (88)
Noncontrolling interests	(10)	(5)	~(8)	—	~(6)
Income (loss) from continuing operations(b)	36	113	121 – 126	—	151 – 156
EPS from continuing operations(b)	$0.72	2.24	2.34 – 2.44	—	2.95 – 3.05

Operating profit margin	6.1%	7.3%	8.5% – 8.8%	—	8.5% – 8.8%

Effective income tax rate	62.8%	36.9%	~36.0%	—	~35.0%

Adjusted EBITDA(d)		333			415 – 425

Key Metrics	Revenue Change				Operating Profit Change		EPS Change
	2017 GAAP Outlook(c)	% Change vs. 2016	2017 Non-GAAP Outlook(a)	% Change vs. 2016	2017 GAAP Outlook(c)	2017 Non-GAAP Outlook(a)	2017 Non-GAAP Outlook(a)
Organic	333	11	184	6	152 – 162	57 – 67	0.74 – 0.84
Acquisitions/Dispositions	76	3	76	3	11	11	0.10
Currency	(156)	(5)	12	—	(71)	(10)	(0.13)
Total	253	8	272	9	92 – 102	58 – 68	0.71 – 0.81

Amounts may not add due to rounding

(a)
The 2016 Non-GAAP amounts are reconciled to the corresponding GAAP items on pages 9-11. The 2017 Non-GAAP outlook amounts for operating profit (loss) and nonoperating expense exclude the impact of other items not allocated to segments and certain retirement plan costs. The 2017 Non-GAAP outlook amounts for provision for income taxes, income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the tax impact of Venezuela operations and the related exchange rates used to measure those operations.

(b)	Attributable to Brink’s.

(c)
2017 GAAP outlook includes the actual impact of Venezuela operations through June 30, 2017, but does not include any forecasted amounts from Venezuela operations for the remainder of 2017. The 2017 GAAP outlook excludes future restructuring actions for which the timing and amount are currently under review, including those related to acquisition integration.

(d)
Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision and non-GAAP depreciation and amortization. Non-GAAP income from continuing operations is reconciled to net income on page 11.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)
Second-Quarter 2017 vs. 2016

GAAP		Organic	Acquisitions /			% Change
	2Q'16	Change	Dispositions(a)	Currency(b)	2Q'17	Total	Organic
Revenues:
North America	$301	11	3	(4)	311	3	4
South America	170	27	4	4	205	20	16
Rest of World	246	5	(3)	(3)	244	(1)	2
Segment revenues - GAAP/non-GAAP	$717	43	3	(3)	760	6	6

Other items not allocated to segments(d)	23	82	(2)	(57)	46	fav	fav
Revenues - GAAP	$740	125	2	(60)	806	9	17

Operating profit:
North America	$4	13	—	—	17	fav	fav
South America	21	15	—	(1)	36	68	72
Rest of World	28	(2)	—	—	25	(9)	(8)
Segment operating profit	53	26	1	(2)	78	47	50
Corporate(c)	(13)	(5)	—	—	(18)	33	34
Operating profit - non-GAAP	$39	22	1	(2)	60	52	55

Other items not allocated to segments(d)	(7)	6	3	(14)	(11)	63	(91)
Operating profit (loss) - GAAP	$32	28	4	(16)	48	50	87

GAAP interest expense	(5)				(6)	22

GAAP interest and other income (expense)	(9)				(11)	21

GAAP provision for income taxes	15				17	19

GAAP noncontrolling interests	3				(1)	fav

GAAP income (loss) from continuing operations(f)	—				14	fav

GAAP EPS(f)	$0.01				0.28	fav

Non-GAAP(e)		Organic	Acquisitions /			% Change
	2Q'16	Change	Dispositions(a)	Currency(b)	2Q'17	Total	Organic

Segment revenues - GAAP/non-GAAP	$717	43	3	(3)	760	6	6

Non-GAAP operating profit	39	22	1	(2)	60	52	55

Non-GAAP interest expense	(5)				(6)	22

Non-GAAP interest and other income (expense)	(1)				(1)	—

Non-GAAP provision for income taxes	12				19	50

Non-GAAP noncontrolling interests	2				2	—

Non-GAAP income from continuing operations(f)	20				33	67

Non-GAAP EPS(f)	$0.39				0.64	64

Amounts may not add due to rounding.

(a)	Includes operating results and gains/losses on acquisitions and dispositions of assets and of businesses.

(b)
The amounts in the “Currency” column consist of the effects of Venezuela devaluations and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results from changes in foreign currency rates from the prior year period.

(c)	Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required of public companies.

(d)	See pages 7-8 for more information.

(e)	Non-GAAP results are reconciled to applicable GAAP results on pages 9-11.

(f)	Attributable to Brink's.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Six Months Ended June 30,

GAAP		Organic	Acquisitions /			% Change
	2016	Change	Dispositions(a)	Currency(b)	2017	Total	Organic
Revenues:
North America	$594	30	3	(12)	616	4	5
South America	327	53	4	23	407	24	16
Rest of World	485	10	(9)	(8)	478	(2)	2
Segment revenues - GAAP/non-GAAP	$1,405	93	(2)	4	1,500	7	7

Other items not allocated to segments(d)	56	208	(2)	(168)	94	69	fav
Revenues - GAAP	$1,461	302	(5)	(164)	1,594	9	21

Operating profit:
North America	$8	20	—	(1)	27	fav	fav
South America	45	30	—	(1)	74	65	67
Rest of World	46	4	1	(1)	50	10	8
Segment operating profit	98	54	2	(2)	152	54	55
Corporate(c)	(27)	(10)	—	(2)	(39)	48	38
Operating profit - non-GAAP	$72	44	2	(5)	113	57	61

Other items not allocated to segments(d)	(16)	74	10	(61)	7	fav	fav
Operating profit (loss) - GAAP	$56	118	12	(66)	119	fav	fav

GAAP interest expense	(10)				(11)	10

GAAP interest and other income (expense)	(19)				(23)	18

GAAP provision for income taxes	24				32	33

GAAP noncontrolling interests	6				5	(11)

GAAP income (loss) from continuing operations(f)	(3)				49	fav

GAAP EPS(f)	$(0.06)				0.95	fav

Non-GAAP(e)		Organic	Acquisitions /			% Change
	2016	Change	Dispositions(a)	Currency(b)	2017	Total	Organic

Segment revenues - GAAP/non-GAAP	$1,405	93	(2)	4	1,500	7	7

Non-GAAP operating profit	72	44	2	(5)	113	57	61

Non-GAAP interest expense	(10)				(11)	11

Non-GAAP interest and other income (expense)	(2)				(2)	(30)

Non-GAAP provision for income taxes	22				35	59

Non-GAAP noncontrolling interests	3				3	11

Non-GAAP income from continuing operations(f)	35				62	77

Non-GAAP EPS(f)	$0.70				1.21	73

Amounts may not add due to rounding.

See page 3 for footnote explanations.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Selected Items - Condensed Consolidated Balance Sheets

	December 31, 2016	June 30, 2017
Assets
Cash and cash equivalents	$183.5	207.1
Accounts receivable, net	501.1	570.4
Property and equipment, net	531.0	583.6
Deferred income taxes	327.9	326.0
Other	451.3	601.9

Total assets	$1,994.8	2,289.0

Liabilities and Equity

Accounts payable	139.3	144.9
Debt	443.2	575.1
Retirement benefits	494.9	491.4
Accrued liabilities	385.7	427.7
Other	176.9	207.1
Total liabilities	1,640.0	1,846.2

Equity	354.8	442.8

Total liabilities and equity	$1,994.8	2,289.0

Selected Items - Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2016	2017
Net cash provided by operating activities	13.4	101.3
Net cash used by investing activities	(42.9)	(147.5)
Net cash provided by financing activities	22.7	77.2

Effect of exchange rate changes on cash	(5.5)	(7.4)
Cash and cash equivalents:
Increase (decrease)	(12.3)	23.6
Balance at beginning of period	181.9	183.5
Balance at end of period	$169.6	207.1

Supplemental Cash Flow Information

Capital expenditures	$(45.0)	(71.1)
Acquisitions	—	(65.0)
Depreciation and amortization	65.1	68.5
Cash paid for income taxes, net	37.8	50.4

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure logistics and security solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), international transportation of valuables, and payment services. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 40 countries serve customers in more than 100 countries. For more information, please visit our website at www.Brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: 2017 GAAP and non-GAAP outlook, including revenue, organic growth, operating profit, operating profit margin, expected currency impact and impact of acquisitions, tax rate, and adjusted EBITDA, the impact of Venezuela operations and related exchange rates and expected cost related to Reorganization and Restructuring activities, and 2019 non-GAAP financial targets including revenue, profit, adjusted EBITDA and earnings per share. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues, currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions (including those in the home security industry) and to successfully integrate acquired companies; costs related to dispositions and market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business and reputation; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2016, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Segment Results: 2016 and 2017 (Unaudited)
(In millions, except for percentages)

	Revenues
	2016					2017
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months
Revenues:
North America	$292.7	300.8	297.0	319.8	1,210.3	$304.6	311.0	615.6
South America	157.0	170.1	186.7	204.9	718.7	202.2	204.6	406.8
Rest of World	239.2	245.6	251.2	243.4	979.4	233.5	244.0	477.5
Segment revenues - GAAP and Non-GAAP	688.9	716.5	734.9	768.1	2,908.4	740.3	759.6	1,499.9

Other items not allocated to segments(a)
Venezuela operations	32.1	21.5	20.4	35.4	109.4	48.1	46.3	94.4
Acquisitions and dispositions	0.8	1.5	0.5	—	2.8	—	—	—
GAAP	$721.8	739.5	755.8	803.5	3,020.6	$788.4	805.9	1,594.3

	Operating Profit
	2016					2017
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months
Operating profit:
North America	$3.7	3.8	8.9	23.7	40.1	$10.2	16.7	26.9
South America	23.7	21.3	34.5	40.9	120.4	38.7	35.7	74.4
Rest of World	18.4	27.5	32.6	31.4	109.9	25.3	25.1	50.4
Corporate	(13.1)	(13.4)	(13.9)	(17.8)	(58.2)	(21.3)	(17.8)	(39.1)
Non-GAAP	32.7	39.2	62.1	78.2	212.2	52.9	59.7	112.6

Other items not allocated to segments(a)
Venezuela operations	2.7	1.6	2.2	12.0	18.5	21.1	(4.5)	16.6
Reorganization and Restructuring	(6.0)	(2.1)	(2.3)	(19.9)	(30.3)	(4.1)	(5.6)	(9.7)
Acquisitions and dispositions	(5.9)	(6.5)	(2.3)	(1.2)	(15.9)	1.0	(1.3)	(0.3)
GAAP	$23.5	32.2	59.7	69.1	184.5	$70.9	48.3	119.2

	Margin
	2016					2017
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months
Margin:
North America	1.3%	1.3	3.0	7.4	3.3	3.3%	5.4	4.4
South America	15.1	12.5	18.5	20.0	16.8	19.1	17.4	18.3
Rest of World	7.7	11.2	13.0	12.9	11.2	10.8	10.3	10.6
Non-GAAP	4.7	5.5	8.5	10.2	7.3	7.1	7.9	7.5

Other items not allocated to segments(a)	(1.4)	(1.1)	(0.6)	(1.6)	(1.2)	1.9	(1.9)	—
GAAP	3.3%	4.4	7.9	8.6	6.1	9.0%	6.0	7.5

(a)	See explanation of items on page 8.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

As shown in the "Segment Results" table on page 7, Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments.

Venezuela operations We have excluded from our segment results all of our Venezuela operating results, due to management’s inability to allocate, generate or redeploy resources in-country or globally.  As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), assesses segment performance and makes resource decisions by segment excluding Venezuela operating results.

Reorganization and Restructuring
2016 Restructuring
In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized $18.1 million in related 2016 costs and we recognized an additional $8.0 million in the first six months of 2017 related to this restructuring. We expect to incur additional costs between $14 and $18 million in future periods, primarily severance costs.

Executive Leadership and Board of Directors
In 2015, we recognized $1.8 million in charges related to Executive Leadership and Board of Directors restructuring actions, which were announced in January 2016. We recognized $4.3 million in charges in 2016 related to these restructuring actions.

2015 Restructuring
Brink's initiated a restructuring of its business in the third quarter of 2015. We recognized $11.6 million in related 2015 costs and an additional $6.5 million in 2016 related to this restructuring. The actions under this program were substantially completed by the end of 2016, with cumulative pretax charges of approximately $18 million.
Due to the unique circumstances around these charges, these management-directed items have not been allocated to segment results and are excluded from non-GAAP results.

Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below:
2017 Acquisitions and Dispositions

•	Transaction costs related to acquisitions of new businesses in 2017.

•	Gains in the first quarter of 2017 related primarily to the liquidation of our former cash-in-transit operation in Puerto Rico.

2016 Acquisitions and Dispositions

•
Due to management's decision in the first quarter of 2016 to exit the Republic of Ireland, the prospective impacts of shutting down this operation are included in items not allocated to segments and are excluded from the operating segments effective March 1, 2016. This activity is also excluded from the consolidated non-GAAP results. Beginning May 1, 2016, due to management's decision to also exit Northern Ireland, the results of shutting down these operations are treated similarly to the Republic of Ireland.

•	We recognized a $2.0 million loss related to the sale of corporate assets in the second quarter of 2016.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The specific items excluded have not been allocated to segments, are described on page 7 and in more detail in our Form 10-Q, and are reconciled to comparable GAAP measures below.

Non-GAAP results adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year estimated Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and income tax amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

The 2017 Non-GAAP outlook amounts for provision for income taxes, income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the tax impact of Venezuela operations and the related exchange rates used to measure those operations. The impact of Venezuela operations and related exchange rates during the remainder of 2017 could be significant to our full-year GAAP provision for income taxes, and, therefore, to income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA.

The Non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance. Additionally, non-GAAP results are utilized as performance measures in certain management incentive compensation plans.

Non-GAAP Results Reconciled to GAAP

	YTD '16			YTD '17
	Pre-tax	Tax	Effective tax rate	Pre-tax	Tax	Effective tax rate
Effective Income Tax Rate
GAAP	$26.8	23.9	89.2%	85.8	31.7	36.9%
Retirement plans(d)	15.4	5.5		15.9	5.8
Other items not allocated to segments(a)	17.7	(4.1)		(1.5)	(5.4)
Income tax rate adjustment(b)	—	(3.2)		—	3.0
Non-GAAP	$59.9	22.1	36.9%	100.2	35.1	35.0%

Amounts may not add due to rounding.

(a)
See “Other Items Not Allocated To Segments” on pages 7-8 for pretax amounts and details. Other Items Not Allocated To Segments for noncontrolling interests, income from continuing operations attributable to Brink's and EPS are the effects of the same items at their respective line items of the consolidated statements of operations. Adjusted EBITDA Non-GAAP amounts exclude the impact of Other Items Not Allocated to Segments on the respective line items on the consolidated statements of operations.

(b)
Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated at ~35.0% for 2017 and was 36.9% for 2016.

(c)
There was a change in judgment resulting in a valuation allowance against certain tax attributes with a limited statutory carryforward period that are no longer more-likely-than-not to be realized due to lower than expected U.S. operating results, certain non-GAAP pre-tax items, and other timing of tax deductions related to executive leadership transition.

(d)
Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited) - continued
(In millions, except for percentages and per share amounts)

	2016					2017
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months

Revenues:
GAAP	$721.8	739.5	755.8	803.5	3,020.6	$788.4	805.9	1,594.3
Other items not allocated to segments(a)	(32.9)	(23.0)	(20.9)	(35.4)	(112.2)	(48.1)	(46.3)	(94.4)
Non-GAAP	$688.9	716.5	734.9	768.1	2,908.4	$740.3	759.6	1,499.9

Operating profit (loss):
GAAP	$23.5	32.2	59.7	69.1	184.5	$70.9	48.3	119.2
Other items not allocated to segments(a)	9.2	7.0	2.4	9.1	27.7	(18.0)	11.4	(6.6)
Non-GAAP	$32.7	39.2	62.1	78.2	212.2	$52.9	59.7	112.6

Interest expense:
GAAP	$(4.9)	(4.9)	(5.1)	(5.5)	(20.4)	$(4.8)	(6.0)	(10.8)
Other items not allocated to segments(a)	0.1	—	—	—	0.1	—	—	—
Non-GAAP	$(4.8)	(4.9)	(5.1)	(5.5)	(20.3)	$(4.8)	(6.0)	(10.8)

Interest and other income (expense):
GAAP	$(9.7)	(9.4)	(9.2)	(10.8)	(39.1)	$(11.2)	(11.4)	(22.6)
Retirement plans(d)	7.3	8.1	7.9	8.2	31.5	7.3	8.6	15.9
Other items not allocated to segments(a)	0.7	0.7	0.4	1.2	3.0	2.9	2.2	5.1
Non-GAAP	$(1.7)	(0.6)	(0.9)	(1.4)	(4.6)	$(1.0)	(0.6)	(1.6)

Taxes:
GAAP	$9.4	14.5	19.5	35.1	78.5	$14.4	17.3	31.7
Retirement plans(d)	2.6	2.9	2.9	2.9	11.3	2.7	3.1	5.8
Other items not allocated to segments(a)	(0.6)	(3.5)	(1.8)	(0.1)	(6.0)	(3.5)	(1.9)	(5.4)
Deferred tax valuation allowance(c)	—	—	—	(14.7)	(14.7)	—	—	—
Income tax rate adjustment(b)	(1.7)	(1.5)	0.1	3.1	—	2.9	0.1	3.0
Non-GAAP	$9.7	12.4	20.7	26.3	69.1	$16.5	18.6	35.1

Noncontrolling interests:
GAAP	$2.6	3.1	1.4	3.2	10.3	$5.8	(0.7)	5.1
Other items not allocated to segments(a)	(1.1)	(1.2)	0.2	(3.1)	(5.2)	(4.6)	2.3	(2.3)
Income tax rate adjustment(b)	(0.4)	(0.3)	0.1	0.6	—	0.2	—	0.2
Non-GAAP	$1.1	1.6	1.7	0.7	5.1	$1.4	1.6	3.0

Non-GAAP margin	4.7%	5.5%	8.5%	10.2%	7.3%	7.1%	7.9%	7.5%

Amounts may not add due to rounding.
See page 9 for footnote explanations.

	2016					2017
	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	Six Months

Reconciliation to net income (loss):
Net income (loss) attributable to Brink's	$(3.1)	0.3	24.5	12.8	34.5	$34.7	14.2	48.9
Discontinued operations	—	—	—	1.7	1.7	—	0.1	0.1
Income (loss) from continuing operations attributable to Brink's - GAAP	$(3.1)	0.3	24.5	14.5	36.2	$34.7	14.3	49.0
Retirement plans(d)	4.7	5.2	5.0	5.3	20.2	4.6	5.5	10.1
Other items not allocated to segments(a)	11.7	12.4	4.4	13.5	42.0	(7.0)	13.2	6.2
Deferred tax valuation allowance(c)	—	—	—	14.7	14.7	—	—	—
Income tax rate adjustment(b)	2.1	1.8	(0.2)	(3.7)	—	(3.1)	(0.1)	(3.2)
Income (loss) from continuing operations attributable to Brink's - Non-GAAP	$15.4	19.7	33.7	44.3	113.1	$29.2	32.9	62.1

EPS:
GAAP	$(0.06)	0.01	0.48	0.28	0.72	$0.67	0.28	0.95
Retirement plans(d)	0.09	0.10	0.10	0.10	0.39	0.09	0.11	0.19
Venezuela operations(a)	0.04	0.09	0.01	(0.09)	0.05	(0.16)	0.15	—
Reorganization and Restructuring costs(a)	0.08	0.03	0.04	0.33	0.47	0.04	0.07	0.12
Acquisitions and dispositions(a)	0.12	0.12	0.05	0.03	0.32	(0.02)	0.02	—
Deferred tax valuation allowance(c)	—	—	—	0.29	0.29	—	—	—
Income tax rate adjustment(b)	0.04	0.04	(0.01)	(0.07)	—	(0.06)	—	(0.06)
Non-GAAP	$0.31	0.39	0.66	0.87	2.24	$0.57	0.64	1.21

Adjusted EBITDA:
Income from continuing operations - Non-GAAP(a)	$15.4	19.7	33.7	44.3	113.1	$29.2	32.9	62.1
Interest expense - Non-GAAP(a)	4.8	4.9	5.1	5.5	20.3	4.8	6.0	10.8
Income tax provision - Non-GAAP(a)	9.7	12.4	20.7	26.3	69.1	16.5	18.6	35.1
Depreciation and amortization - Non-GAAP(a)	32.1	32.7	32.3	33.0	130.1	32.6	33.6	66.2
Adjusted EBITDA	$62.0	69.7	91.8	109.1	332.6	$83.1	91.1	174.2

Depreciation and Amortization:
GAAP	$32.2	32.9	32.4	34.1	131.6	$33.9	34.6	68.5
Venezuela operations(a)	(0.1)	(0.2)	(0.1)	(0.3)	(0.7)	(0.4)	(0.4)	(0.8)
Reorganization and Restructuring costs(a)	—	—	—	(0.8)	(0.8)	(0.9)	(0.6)	(1.5)
Non-GAAP	$32.1	32.7	32.3	33.0	130.1	$32.6	33.6	66.2

Amounts may not add due to rounding.
See page 9 for footnote explanations.